EXHIBIT 1.2

AMENDMENT NO. 1 TO ATM SALES AGREEMENT

February ___, 2012

MLV & Co. LLC
1251 Avenue of the Americas, 41st Floor
New York, NY 10020

Ladies and Gentlemen:

Paramount Gold and Silver Corp., a Delaware corporation (the “Company”), and MLV & Co. LLC, a Delaware limited liability company, formerly known as McNicoll, Lewis & Vlak LLC, a Delaware limited liability company (“MLV”), are parties to that certain At Market Issuance Sales Agreement dated June 23, 2011 (the “Original Agreement”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement.  The parties, intending to be legally bound, hereby amend the Original Agreement as follows (to be effective as set forth in paragraph 6 below):

1.           Paragraph 2 of Section 1 of the Original Agreement is hereby deleted and replaced with the following:

“The Company has filed with the Commission, in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”), a registration statement on Form S-3 (File No.333-_____________) (the “New Registration Statement”), relating to certain securities, including the Placement Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder.  The Company will furnish to MLV, for use by MLV, copies of the prospectus included as part of the New Registration Statement relating to the Placement Shares.  Except where the context otherwise requires, the New Registration Statement, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule424(b) under the Securities Act Regulations or deemed to be a part of such registration statement pursuant to Rule430B of the Securities Act Regulations, is herein called the “Registration Statement.”  The prospectus related to the Placement Shares, including all documents incorporated therein by reference, included in the Registration Statement, in the form in which such prospectus has most recently been filed by the Company with the Commission pursuant to Rule424(b) under the Securities Act Regulations, is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein (the “Incorporated Documents”).”

2.           The third sentence of Section 6(a) of the Original Agreement is hereby deleted and replaced with the following:

  “The Prospectus will name MLV as the agent in the section entitled “Plan of Distribution.””

3.           The fifth sentence of Section 6(b) of the Original Agreement is hereby deleted and replaced with the following:

  “The documents incorporated by reference in the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading.”

4.           The last sentence of Section 6(h) of the Original Agreement is hereby deleted and replaced with the following:

“Except as described in the Prospectus or the Incorporated Documents, to the Company’s knowledge, no other party under any material contract or other agreement to which it or any of its Subsidiaries is a party is in default in any respect thereunder where such default would reasonably be expected to have a Material Adverse Effect.”

5.           All references to “McNicoll, Lewis & Vlak  LLC” in the Original Agreement are deleted and replaced by “MLV & Co. LLC”, and the references to “June 23, 2011” set forth in Schedule I and Exhibit 7(I) are revised to read “June 23, 2011 (as amended by Amendment No. 1 to ATM Sales Agreement, dated February __, 2012).”

6.           Except as specifically set forth herein, all other provisions of the Original Agreement shall remain in full force and effect.

7.           Effectiveness.  This Amendment No. 1 to Sales Agreement shall become effective upon the date that the registration statement on Form S-3 (File No.333-_____________) filed by the Company on or about the date hereof is declared effective under the Securities Act of 1933, as amended.

8.           Entire Agreement; Amendment; Severability.  This Amendment No. 1 to the Sales Agreement together with the Original Agreement (including all schedules and exhibits attached hereto and thereto and Placement Notices issued pursuant hereto and thereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.   All references in the Original Agreement to the “Agreement” shall mean the Original Agreement as amended by this Amendment No. 1; provided, however, that all references to “date of this Agreement” in the Original Agreement shall continue to refer to the date of the Original Agreement, and the reference to “time of execution of this Agreement” set forth in Section 13(a) shall continue to refer to the time of execution of the Original Agreement.

9.           Applicable Law; Consent to Jurisdiction. This amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

10.           Waiver of Jury Trial.  The Company and MLV each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this amendment or any transaction contemplated hereby.

11.           Counterparts.  This amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed amendment by one party to the other may be made by facsimile transmission.

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If the foregoing correctly sets forth the understanding among the Company and MLV, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding amendment to the Agreement between the Company and MLV.

Very truly yours,

PARAMOUNT GOLD AND SILVER CORP.

By:
Name: Carlo Buffone
Title : Chief Financial Officer

ACCEPTED as of the date first-above written:

MLV & CO. LLC

By:
Name: Patrice McNicoll
Title: Chief Executive Officer